CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into by and between Southern Bella, Inc., a Delaware corporation (the “Corporation”), and Geoff Evett, an individual (“Mr. Evett”), effective as of June 29, 2011 (the “Effective Date”).  The Corporation and Mr. Evett are collectively referred to herein as the “Parties.”

WHEREAS, Mr. Evett has recently acquired Eight Million One Hundred Sixty Six Thousand Six Hundred Sixty Seven (8,166,667) shares of the Corporation’s common stock which represents ninety four percent (94%) of the Eight Million Six Hundred Sixty Six Thousand Six Hundred Sixty Seven (8,666,667) shares of the Corporation’s common stock that are issued and outstanding as of the Effective Date;

WHEREAS, Mr. Evett desires to return Seven Million Five Hundred Sixty Six Thousand Six Hundred Sixty Seven (7,566,667) shares of his common stock to the Corporation as a contribution to capital (the “Contribution”);

WHEREAS, following the Contribution, Mr. Evett will hold Six Hundred Thousand (600,000) shares of the Corporation’s common stock.

Now therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1.           Contribution.  Mr. Evett shall return Seven Million Five Hundred Sixty Six Thousand Six Hundred Sixty Seven (7,566,667) shares of his common stock to the Corporation as a contribution to capital.

2.           Miscellaneous.

2.1           Further Assurance.  The Parties hereby agree to execute and deliver all such instruments and take all such action as may be necessary or desirable to effectuate fully the Contribution.

2.2           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed  as of the Effective Date.

/s/ Geoff Evett
                         Geoff Evett, an individual

Southern Bella, Inc. a Delaware corporation

By:  /s/ Geoff Evett
      Geoff Evett, Chief Executive Officer